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                                                                    EXHIBIT 99.7

                    [LETTERHEAD OF LAZARD FRERES & CO. LLC]

                                          August 23, 2000

LaSalle Re Holdings Limited
Continental Building
25 Church Street
Hamilton HM 12
Bermuda

     We hereby consent to the inclusion of our opinion letter dated December 19, 1999 as Appendix H to, and to the reference thereto under the caption
"SUMMARY -- Opinions of Financial Advisors -- Opinions of LaSalle's Financial Advisors" and "THE TRANSACTIONS -- Opinions of LaSalle's Financial Advisors" in, the Joint Proxy Statement/Prospectus of LaSalle Re Holdings Limited ("LaSalle") and Trenwick Group Inc. ("Trenwick") relating to the proposed business combination involving LaSalle and Trenwick, which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of Trenwick. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          LAZARD FRERES & CO. LLC

                                          By: /s/ STEVEN J. NIEMCZYK
                                            ------------------------------------
                                                    Steven J. Niemczyk
                                                    Managing Director